Exhibit 31.1

Sarbanes-Oxley Section 302 Certification

I, Stephen J. Hansbrough, certify that:

1.  I have reviewed this Amendment No. 1 to annual report on Form 10-K of HearUSA, Inc.; and

2. Based on my knowledge, this  report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  April 20, 2011

/s/ Stephen J. Hansbrough
Stephen J. Hansbrough
Chairman and Chief Executive Officer